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                                                                    Exhibit 10.7

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                               September 28, 2001

Mr. Takashi Kato
Member of the Board
Executive Vice President
Pharmaceutical Division
Japan Tobacco, Inc.
2-2-1 Toranomon
Minato-ku, Tokyo 105-8422
Japan

RE: LICENSE AND COLLABORATIVE RESEARCH AGREEMENT, DATED JUNE 15, 1999, BETWEEN CORIXA CORPORATION ("CORIXA") AND JAPAN TOBACCO INC. ("JT") (THE "AGREEMENT")

Dear Mr. Kato:

This Letter Agreement sets forth our understanding regarding the Research Program to be performed by Corixa during the third year of the Research Program Term. All capitalized terms not otherwise defined herein shall have the definitions given them in the Agreement.

Except as set forth herein or otherwise modified in accordance with the Agreement, the Research Program during the third year of the Research Program Term will be as set forth in the Year 3 Work Plan attached hereto as Exhibit A and incorporated herein by this reference (the "Work Plan"). JT will be responsible for [*] FTE. Also, JT will be responsible for two thirds of the Direct Costs set forth therein. The parties acknowledge that Direct Costs are good faith estimates as of August 27, and subject to mutual agreement, actual costs may be changed. In addition to the foregoing, the Research Program during the third year of the Research Program Term will include [*] Corixa FTE's in addition to those identified in the Work Plan (the "Additional FTE's"). The Additional FTEs will also be in addition to the employees currently employed by Corixa and funded by JT pursuant to the Letter Agreement, dated June 15, 1999, between Corixa and JT. The Additional FTEs shall perform lung cancer antigen discovery and characterization work in keeping with the goal of validation of additional antigens for potential future clinical investigations. Each Additional FTE shall be funded by JT at the rate of $[*]. Details of the research goal will be discussed and agreed upon separately. Data generated as a result of JT funding of the Additional FTEs shall be


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* Confidential Treatment Requested

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provided to JT on a regular basis and shall be treated as "Confidential
Information" in keeping with the Agreement.

Unless otherwise agreed between JT and Corixa, the Research Program Term shall end on July 19, 2002.

If JT agrees to the foregoing, please have the enclosed duplicate original of this letter executed as indicated below and returned to my attention.

                                            Sincerely,



                                            Steven Gillis, Ph.D.
                                            Chairman, Chief Executive Officer


                                            Acknowledged and Accepted:

                                            JAPAN TOBACCO INC.


                                            -----------------------------------
                                            By: Takashi Kato
                                            Member of the Board
                                            Executive Vice President
                                            Pharmaceutical Division